Exhibit (a)(1)(E)

Form of Communication to Eligible Employees Rejecting the Election Form Under the Exchange Offer

DATE:                      ________________________________
TO:                            ________________________________
FROM:                      Office of the Corporate Secretary
RE:                             Rejection of Election Form under Geokinetics Inc. Stock Option Exchange Offer

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Your election form under the Geokinetics Inc. stock option Exchange Offer cannot be accepted because:

______	The election form was not completed properly. Please correct the following information and re-submit the election form.

______	The election form was received after the expiration deadline for the Exchange Offer. We cannot process your election.

If we do not receive a properly completed and signed election form before the deadline noted below, all eligible ISOs currently held by you will remain outstanding according to their existing terms and will not become a part of this Exchange Offer.

FOR THIS ELECTION TO BE EFFECTIVE, YOUR ELECTION FORM MUST BE COMPLETED, SIGNED AND RECEIVED BEFORE THE EXPIRATION DEADLINE OF 5:00 PM, CENTRAL TIME, ON JULY 27, 2009 (OR SUCH LATER DATE AS MAY APPLY IF THE EXCHANGE OFFER IS EXTENDED.

Please return the completed, signed form to:
Diane Anderson
Office of the Corporate Secretary
1500 CityWest Blvd., Suite 800, Houston, TX 77042,  (281) 848-6986 at corporate.secretary@geokinetics.com or fax (713) 850-7330